United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 21, 2015

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BNC Bancorp
(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive, Suite 210
High Point, North Carolina 27265
(Address of principal executive offices)

(336) 476-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))
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Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2015, the Board of Directors (the “Board”) of BNC Bancorp (the “Company”) approved and adopted the Company’s amended and restated bylaws, effective as of January 21, 2015 (the “Bylaws”).  The Bylaws clarify and modify advance notice requirements for shareholder submission of meeting proposals and director nominees, as set forth in Section 13 of Article II and Section 3 of Article III of the Bylaws, respectively. Among other things, the modification requires proposing shareholders to provide written notice to the Company no later than ninety (90) days and no earlier than one hundred twenty (120) days prior to the one-year anniversary of the Company’s mailing of the previous year’s proxy materials. Furthermore, the Bylaws specify additional disclosure requirements for proposing shareholders and clarify that the proposing shareholders and shareholder nominees must comply with the applicable requirements of the Securities Exchange Act of 1934, as amended.

Additionally, the Bylaws include revisions to amend the mandatory retirement age of directors from sixty-five (65) to seventy-two (72), as set forth in Section 2 of Article III. The modification also grants the Board the ability to vote, on a year to year basis, to waive the mandatory age of retirement for any such director by one year. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description of Exhibit

3.2	Amended and Restated Bylaws of BNC Bancorp (effective January 21, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2015

BNC BANCORP

By: /s/ David B. Spencer
Name: David B. Spencer
Its: Senior Executive Vice President
& Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.        Description of Exhibit

3.2	Amended and Restated Bylaws of BNC Bancorp (effective January 21, 2015)